                                                        REGISTRATION NO. 333-

   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 27, 1996
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                        STATE STREET BOSTON CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MASSACHUSETTS                           04-2456637
    (STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

                              225 FRANKLIN STREET
                          BOSTON, MASSACHUSETTS 02110
                                (617) 786-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             JOHN R. TOWERS, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                        STATE STREET BOSTON CORPORATION
                              225 FRANKLIN STREET
                          BOSTON, MASSACHUSETTS 02110
                                (617) 786-3000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPY TO:
                            CHAMPE A. FISHER, ESQ.
                                 ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                          BOSTON, MASSACHUSETTS 02110
                                (617) 951-7000
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effectiveness of the Registration Statement.

                                --------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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---------------------------------------------------------------------------------------------
                                                   PROPOSED        PROPOSED
                                                   MAXIMUM          MAXIMUM       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES  AMOUNT TO BE OFFERING PRICE     AGGREGATE     REGISTRATION
        TO BE REGISTERED            REGISTERED   PER UNIT(2)   OFFERING PRICE(2)     FEE
---------------------------------------------------------------------------------------------
Common Stock ($1.00 par
 value)(1)..............             923,072       $67.657        $62,452,283     $18,924.93
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

(1) Includes preferred stock purchase rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock.
(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee applicable to the Common Stock is calculated upon the basis of the average high and low sales price of the Common Stock as reported on the New York Stock Exchange Composite Tape on November 21, 1996.

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT UPON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED NOVEMBER 27, 1996

                        STATE STREET BOSTON CORPORATION

                         923,072 SHARES OF COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

  The Common Stock of State Street Boston Corporation, a Massachusetts corporation ("State Street"), par value $1.00 per share (the "Common Stock"), offered hereby is held by the Selling Stockholders, as defined in this Prospectus, who may from time to time offer for sale shares of the Common Stock. See "Selling Stockholders." State Street will not receive any proceeds from the sale by Selling Stockholders of the Common Stock.

  The Selling Stockholders have advised State Street that they propose to offer the Common Stock offered hereby for sale, from time to time, to purchasers directly, or through brokers in brokerage transactions on the New York Stock Exchange, or to underwriters or dealers in negotiated transactions or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Brokers, dealers and underwriters that participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters under the Securities Act of 1933 as amended, and together with the rules and regulations thereunder (the "Securities Act"), and any discounts or commissions received by them from the Selling Stockholders and any profit on the resale of the Common Stock offered hereby by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may be deemed to be underwriters under the Securities Act. The Selling Stockholders will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and any fees and disbursements of more than one counsel to the Selling Stockholders, but State Street will bear all other expenses in connection with the offering made hereunder. State Street has agreed to indemnify the Selling Stockholders and underwriters of the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, in connection with the registration and the offering and sale of the Common Stock offered hereby. See "Plan of Distribution."

  The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "STT". The last reported sale price of the Common Stock on the NYSE Composite Tape on November 26, 1996 was $[price] per share.

  If necessary, certain information relating to the Selling Stockholders, the terms of each sale of Common Stock offered hereby, including the public offering price, the names of any underwriters or agents, the compensation, if any, of such underwriters or agents and the other terms in connection with the sale of the Common Stock, in respect of which this Prospectus is delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement").

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

               THE DATE OF THIS PROSPECTUS IS NOVEMBER 27, 1996.

                      STATEMENT OF AVAILABLE INFORMATION

  State Street is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The shares of State Street's Common Stock including the associated preferred share purchase rights under the Rights Agreement, dated as of September 15, 1988, as amended, are listed on the NYSE. Reports, proxy statements and other information concerning State Street can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  State Street has filed with the Commission a Registration Statement under the Securities Act with respect to the Common Stock to which this Prospectus relates. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to State Street and the Common Stock, reference is made to the Registration Statement, including the exhibits thereto. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C., and copies of all or part of it may be obtained from the Commission upon payment of the prescribed fees. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants which the public may access at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed with the Commission by State Street are incorporated in this Prospectus by reference and made a part hereof:

    (1) State Street's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Commission on March 27, 1996, including portions of State Street's Annual Report to Stockholders for the year ended December 31, 1995, and definitive proxy statement dated March 12, 1996.

    (2) State Street's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission on May 14, 1996, the quarter ended June 30, 1996, filed with the Commission on August 13, 1996, and the quarter ended September 30, 1996, filed with the Commission on November 14, 1996.

    (3) The description of State Street's Common Stock included in State Street's effective registration statement report on Form 8-A, as filed with the Commission on January 18, 1995.

  Each document or report subsequently filed by State Street with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  State Street will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests should be directed to:
Marketing Services, State Street Boston Corporation, 225 Franklin Street, Boston, Massachusetts 02110. Telephone requests may be directed to State Street at (617) 654-3383.

                        STATE STREET BOSTON CORPORATION

  State Street Boston Corporation ("State Street") is a bank holding company organized under the laws of The Commonwealth of Massachusetts.

  State Street was organized in 1970 and conducts its business principally through its subsidiary, State Street Bank and Trust Company ("State Street Bank"), which traces its beginnings to the founding of the Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960.

  State Street is the fourth largest provider of trust services in the United States as ranked on the basis of 1995 fiduciary compensation. State Street had more than $2.3 trillion of assets under custody, $283 billion of bonds under trusteeship, and $226 billion of assets under management at year-end 1995. Ranked on the basis of total assets as of September 1996, State Street is the 29th largest bank holding company in the United States. State Street's total assets were $25.8 billion at December 31, 1995, of which $18.6 billion, or 72%, were investment securities and money market assets and $3.9 billion, or 15%, were loans.

  Services are provided from offices in the United States, as well as from offices in Canada, Grand Cayman, Netherland Antilles, the United Kingdom, France, Belgium, Luxembourg, Denmark, Germany, United Arab Emirates, Hong Kong, Taiwan, Japan, Australia, and New Zealand. State Street's executive offices are located at 225 Franklin Street, Boston, Massachusetts 02110 (telephone (617) 786-3000). For information as to foreign activities, refer to Note T to the Notes to Financial Statements which appear in State Street's 1995 Annual Report to Stockholders. Such information is incorporated by reference.

                              RECENT DEVELOPMENTS

  On November 19, 1996, State Street completed its acquisition of Princeton Financial Systems, Inc. ("PFS"), a provider of services and client/server software products to the insurance and investment management industry. Pursuant to the terms of an Agreement and Plan of Merger ("Merger Agreement"), dated as of October 17, 1996, by and among State Street, a wholly-owned subsidiary of State Street, PFS and the Selling Stockholders, such subsidiary merged with and into PFS (the "Merger"). In connection with the Merger, the Selling Stockholders received cash and an aggregate of 923,072 shares of Common Stock. In addition, each outstanding option to purchase PFS common stock granted under PFS option plans was assumed by State Street. A portion of the cash and 124,950 shares of Common Stock are subject to an escrow arrangement for an eighteen month period following the date of the Merger for the satisfaction of certain obligations of the Selling Stockholders to State Street. Shares subject to this escrow arrangement will only be available for sale if and when they are released to the Selling Stockholders. In accordance with the terms of a registration rights agreement entered into in connection with the Merger, State Street agreed to register the total number of shares of Common Stock issued to the Selling Stockholders in the Merger.

                           HOLDING COMPANY DIVIDENDS

  As a bank holding company, State Street is a legal entity separate and distinct from State Street Bank (and its other non-bank subsidiaries). State Street's principal source of funds is dividends from State Street Bank. The right of State Street to participate as a stockholder in any distribution of assets of a subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims by creditors of the subsidiary, including obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. Payment of dividends by State Street Bank is subject to provisions of the Massachusetts banking law which provide that dividends may be paid out of net profits provided (i) capital stock and surplus remain unimpaired, (ii) dividend and retirement fund requirements of any preferred stock have been met, (iii) surplus equals or exceeds capital stock, and (iv) there are deducted from net profits any losses and bad debts, as defined, in excess of reserves specifically established therefor. Under the Federal Reserve Act, the approval of the Board of Governors of the Federal Reserve System would be required if dividends declared by State Street Bank in any year would exceed the total of its net profits for that year combined with retained net profits for the preceding two years, less any required transfers to surplus. Under applicable federal and state law restrictions, at December 31, 1995 State Street Bank could have declared and paid dividends of $426,266,000 without regulatory approval. Future dividend payments of State Street Bank cannot be determined at this time.

                  ECONOMIC CONDITIONS AND GOVERNMENT POLICIES

  Economic policies of the government and its agencies influence the operating environment of State Street. Monetary policy conducted by the Federal Reserve Board directly affects the level of interest rates and overall credit conditions of the economy. Policy instruments utilized by the Federal Reserve Board include open market operations in U.S. Government securities, changes in reserve requirements for depository institutions, and changes in the discount rate and availability of borrowing from the Federal Reserve.

                                USE OF PROCEEDS

  The sale of the Common Stock offered hereby is for the account of the Selling Stockholders. Accordingly, State Street will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock.

                         DESCRIPTION OF CAPITAL STOCK

  State Street's authorized capital stock consists of 112,000,000 shares of Common Stock, $1.00 par value per share and 3,500,000 shares of Preferred Stock. As of October 31, 1996, 80,268,000 shares of Common Stock were issued and outstanding and each such share is fully paid and non-assessable. There are 2,424,000 shares of Common Stock being held in treasury. There are no shares of Preferred Stock outstanding.

COMMON STOCK

  Each share of Common Stock is entitled to one vote on all matters voted upon by the stockholders. Subject to the rights of any Preferred Stock that might hereafter be issued, holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors of State Street from funds legally available therefor. The principal source of funds for payment of dividends by State Street is dividends paid by State Street Bank. See "Holding Company Dividends." In any liquidation, dissolution or winding up of State Street, holders of Common Stock are entitled to share ratably in State Street's assets remaining after payment of creditors subject to the rights of any Preferred Stock that might hereafter be issued. Other than preferred stock purchase rights (the "Rights"), discussed below, Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion, redemption or sinking fund provisions for the Common Stock. State Street Bank is the Transfer Agent and Registrar for the Common Stock of State Street.

PREFERRED STOCK

  The Board of Directors of State Street is authorized, without shareholder action, to issue Preferred Stock in series and to fix the relative powers, preferences and rights appertaining thereto, including dividend rates, voting rights, conversion rights, liquidation preferences and redemption, retirement or sinking fund provisions.

STOCKHOLDERS' RIGHTS AGREEMENT

  In 1988, State Street declared a dividend of one preferred share purchase right for each outstanding share of Common Stock. Under certain conditions, a right may be exercised to purchase one two-hundredths share of a series of participating preferred stock at an exercise price of $75, subject to adjustment. The rights become exercisable if a party acquires or obtains the right to acquire 20% or more of State Street's Common Stock or after commencement or public announcement of an offer for 20% or more of State Street's Common Stock. When exercisable, under certain conditions, each right also entitles the holder thereof to purchase shares of Common Stock, of either State Street or of the acquiror, having a market value of two times the then current exercise price of that right.

  The rights expire in 1998 and may be redeemed at a price of $.005 per right at any time prior to expiration or the acquisition of 20% of State Street's Common Stock. Also, under certain circumstances, the rights may be redeemed after they become exercisable and may be subject to automatic redemption.

                             SELLING STOCKHOLDERS

  The Common Stock offered by this Prospectus was initially issued to the Selling Stockholders pursuant to the Merger Agreement. See "Recent Developments." None of the Selling Stockholders has held any position, office or other material relationship with State Street or any of its predecessors or affiliates within the past three years except as a result of the Merger Agreement. Immediately following the closing under the Merger Agreement, the Selling Stockholders beneficially owned, in the aggregate, 936,464 shares of Common Stock. The following table sets forth certain information regarding the beneficial ownership of State Street Common Stock by each Selling Stockholder:

                                              NUMBER OF
                                        SHARES OF COMMON STOCK
                                       BENEFICIALLY OWNED AS OF   SHARES REGISTERED
NAME AND ADDRESS OF BENEFICIAL OWNER*     NOVEMBER 27, 1996     UNDER THIS PROSPECTUS
-------------------------------------  ------------------------ ---------------------
William M. Mayhall..............              305,741(1)              305,741(1)
 c/o Princeton Financial
 Systems, Inc.
 . 600 College Road East
 Princeton, NJ 08540
James V. Mayhall................               36,464(2)               36,464(2)
 c/o Princeton Financial
 Systems, Inc.
 600 College Road East
 Princeton, NJ 08540
Gerald E. Finsen, Jr. ..........              333,450(3)              333,450(3)
 c/o Princeton Financial
 Systems, Inc.
 600 College Road East
 Princeton, NJ 08540
S. Scott Marsh, III.............               13,385(4)                5,339(5)
 c/o Princeton Financial
 Systems, Inc.
 600 College Road East
 Princeton, NJ 08540
Michael R. Bruce................                9,261(6)                3,915(7)
 c/o Princeton Financial
 Systems, Inc.
 600 College Road East
 Princeton, NJ 08540
Edison Venture Fund II, L.P. ...              199,750(8)              199,750(8)
 c/o Edison Ventures
 997 Lenox Drive, #3
 Lawrenceville, NJ 08648
Edison Venture Fund II-PA,                     38,413(9)               38,413(9)
 L.P. ..........................
 c/o Edison Ventures
 997 Lenox Drive, #3
 Lawrenceville, NJ 08648

-------
 * No Selling Stockholder holds more than 1% of the Common Stock of State
   Street.
(1) Includes 41,386 shares subject to escrow. See "Recent Developments."
(2) Includes 4,936 shares subject to escrow. See "Recent Developments."
(3) Includes 45,136 shares subject to escrow. See "Recent Developments."
(4) Includes 723 shares subject to escrow and 5,346 shares issuable pursuant to the exercise of options. See "Recent Developments."
(5) Includes 723 shares subject to escrow. See "Recent Developments."
(6) Includes 530 shares subject to escrow and 5,346 shares issuable pursuant to the exercise of options. See "Recent Developments."
(7) Includes 530 shares subject to escrow. See "Recent Developments."
(8) Includes 27,039 shares subject to escrow. See "Recent Developments."
(9) Includes 5,200 shares subject to escrow. See "Recent Developments."

  The Selling Stockholders or their permitted transferees may, but are not required to, offer pursuant to this Prospectus an amount up to all of the Common Stock held by them. As a result, and because the offering may or may not be an underwritten offering on a firm commitment basis, no estimate can be given as of the date hereof as to the amount of Common Stock to be offered for sale by Selling Stockholders or their permitted transferees or as to the amount of Common Stock that will be held by Selling Stockholders or their permitted transferees upon termination of such offering. See "Plan of Distribution."

                             PLAN OF DISTRIBUTION

  The Selling Stockholders have advised State Street that they propose to offer the Common Stock offered hereby for sale, from time to time, to purchasers directly, or through brokers in brokerage transactions on the NYSE, or to underwriters or dealers in negotiated transactions or in a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Common Stock offered hereby may be sold by the Selling Stockholders or by donees or transferees from time to time. The Selling Stockholders are not restricted as to the price or prices at which they may sell the Common Stock.

  Brokers, dealers and underwriters that participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them from the Selling Stockholders and any profit on the resale of the Common Stock offered hereby may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may be deemed to be underwriters under the Securities Act. Those who act as underwriter, broker, dealer or agent in connection with the sale of the Common Stock offered hereby will be selected by the Selling Stockholders and may have other business relationships with State Street and its subsidiaries or affiliates in the ordinary course of business.

  At any time a particular offer of Common Stock offered hereby is made by the Selling Stockholders, if required, a Prospectus Supplement will be distributed which will set forth the aggregate amounts of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such Prospectus Supplement and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Common Stock offered hereby.

  The Registration Rights Agreement provides that State Street indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. The Registration Rights Agreement also provides for the indemnification of State Street by the Selling Stockholders for certain liabilities, including liabilities under the Securities Act. In addition, under the Registration Rights Agreement, State Street's obligation to indemnify extends to those who participate in the distribution of the Common Stock offered hereby as underwriters for the Selling Stockholders. Also pursuant to the Registration Rights Agreement, the Selling Stockholders will pay all applicable stock transfer taxes, brokerage commissions, underwriting discounts or commissions and any fees and disbursements of more than one counsel to the Selling Stockholders, but State Street has agreed to pay substantially all fees and expenses incident to the preparation, filing, amending and supplementing of the Registration Statement of which this Prospectus is a part and any registration statements or qualifying documents filed under any state Blue Sky or securities laws. It is expected that the Registration Statement will remain effective until December 31, 1998, which period may, subject to the occurrence of certain events, be extended or shortened.

                         VALIDITY OF THE COMMON STOCK

  The validity of the Common Stock offered hereby has been passed upon by Ropes & Gray, Boston, Massachusetts. Truman S. Casner, a director of State Street, is a partner of Ropes & Gray. Mr. Casner owns beneficially a total of 6,194 shares of Common Stock. In addition, a total of 600 shares of Common Stock of State Street were owned beneficially by Ropes & Gray attorneys participating in the preparation of the Registration Statement of which this Prospectus is a part.

                                    EXPERTS

  The consolidated financial statements of State Street at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in State Street's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

  With respect to the unaudited interim consolidated financial information for the three month periods ended March 31, 1996, June 30, 1996, and September 30, 1996, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for review of such information. However, their separate reports, included in State Street's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and incorporated herein by reference, state that they did not audit and do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because those reports are not "reports" or "parts" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-
SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OF-FER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DE-LIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HERE-UNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF STATE STREET SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS COR-RECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                  PROSPECTUS
Statement of Available Information.........................................   2
Incorporation of Certain Documents by Reference............................   2
State Street Boston Corporation............................................   3
Recent Developments........................................................   3
Holding Company Dividends..................................................   4
Economic Conditions and Government Policies................................   4
Use of Proceeds............................................................   4
Description of Capital Stock...............................................   4
Selling Stockholders.......................................................   6
Plan of Distribution.......................................................   7
Validity of the Common Stock...............................................   7
Experts....................................................................   8

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
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                        STATE STREET BOSTON CORPORATION

                        923,072 SHARES OF COMMON STOCK
                          (PAR VALUE $1.00 PER SHARE)

                               ----------------

                                  PROSPECTUS

                               ----------------

                               NOVEMBER 27, 1996

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is an estimate of the expenses which will be incurred in connection with the issuance and distribution of the securities being registered.

  To be borne by State Street:

     Registration Fee............................................... $18,924.93
     Transfer Agent and Registrar Fees.............................. $ 5,000.00
     Printing....................................................... $ 5,000.00
     Legal Fees and Expenses........................................ $10,000.00
     Accounting Fees................................................ $12,000.00
     Blue Sky Fees and Expenses..................................... $10,000.00
     Miscellaneous.................................................. $10,000.00
                                                                     ----------
       Total........................................................ $83.924.93
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 67 of Chapter 156B of the General Laws of Massachusetts provides that to the extent specified in or authorized by the articles of organization, a by-law adopted by shareholders or a vote adopted by the holders of the majority of shares of stock entitled to vote on the election of directors, a corporation can indemnify directors, officers, employees and other agents of the corporation (and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan) except as to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan in the best interests of the participants or beneficiaries of such employee benefit plan.

  The Articles of Organization of State Street (Article 6) provide the following:

    The corporation shall to the fullest extent legally permissible indemnify each person who is or was a director, officer, employee or other agent of the corporation and each person who is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the corporation) or to the extent that such matter relates to service with respect to an employee benefit plans in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, shall be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

    If, in an action, suit or proceeding brought by or in the name of the corporation, a director of the corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of this Article Six of the Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

    As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such director, officer, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

    The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director", "officer", "employee", "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

    By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

    A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that this paragraph of Article Six shall not eliminate the liability of a director to the extent such liability is imposed by applicable law (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for paying a dividend, approving a stock repurchase or making loans which are illegal under certain provisions of Massachusetts law, as the same exists or hereafter may be amended. If Massachusetts law is hereafter amended to authorize the further limitation of the legal liability of the directors of this corporation, the liability of the directors shall then be deemed to be limited to the fullest extent then permitted by Massachusetts law as so amended. Any repeal or modification of this paragraph of this Article Six which may hereafter be effected by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director for acts or omissions prior to such repeal or modification.

    In addition, State Street maintains a directors' and officers' liability insurance policy.

ITEM 16. EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   2.1   Agreement and Plan of Merger dated as of October 17, 1996, by and among State Street Boston Corporation, a wholly-owned subsidiary of
         State Street Boston Corporation, Princeton Financial Systems, Inc. and
         the Stockholders listed on the signature page thereto
   4.1   State Street Boston Corporation's Restated Articles of Organization,
         as amended(1)
   4.2   State Street Boston Corporation's By-Laws, as amended(2)
   4.3   Form of Common Stock Certificate(3)
   4.4   Rights Agreement dated as of September 15, 1988 between State Street
         Boston Corporation and The First National Bank of Boston, Rights
         Agent(4)
   4.5   Amendment to Rights Agreement dated as of September 20, 1990 between
         State Street Boston Corporation and The First National Bank of Boston,
         Rights Agent(5)
   4.6   Registration Rights Agreement dated as of November 19, 1996 by and between State Street Boston Corporation, and the former shareholders of Princeton Financial Systems, Inc.
   5.1   Opinion of Ropes & Gray, as to the legality of the Common Stock being registered
  15.1   Letter of Ernst & Young LLP re: Unaudited Interim Financial
         Information
  23.1   Consent of Ropes & Gray (included in Exhibit 5.1)
  23.2   Consent of Ernst & Young LLP

--------
(1) Filed as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.
(2) Incorporated by reference to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.
(3) Filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-3 dated June 20, 1995.
(4) Incorporated by reference to Registrant's Current Report on Form 8-K dated September 30, 1988.
(5) Incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990.

ITEM 17. UNDERTAKINGS

  (a) Rule 415 Offering.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Incorporated Annual and Quarterly Reports.

  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information is required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such financial information.

  (d) Acceleration of Effectiveness.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, STATE STREET BOSTON CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, COMMONWEALTH OF MASSACHUSETTS, ON THE 27TH DAY OF NOVEMBER, 1996.

                                          State Street Boston Corporation

                                                    /s/ Rex S. Schuette
                                          By __________________________________
                                                REX S. SCHUETTE SENIOR VICE
                                                 PRESIDENT AND COMPTROLLER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED, ON NOVEMBER 27, 1996.

  We, the undersigned directors of State Street Boston Corporation, hereby severally constitute and appoint Ronald L. O'Kelley, John R. Towers and Rex S. Schuette, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as directors, any and all amendments or supplements to the Registration Statement on Form S-3 of State Street Boston Corporation, and generally to do all such things in our name and on our behalf in our capacities as directors to enable State Street Boston Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all said amendments.


              SIGNATURE                                   TITLE

       /s/  Marshall N. Carter            Chairman and Chief Executive Officer
-------------------------------------      and Director (Principal Executive
         MARSHALL N. CARTER                Officer)

       /s/ Ronald L. O'Kelley             Executive Vice President and Chief
-------------------------------------      Financial Officer (Principal
         RONALD L. O'KELLEY                Financial Officer)

         /s/ Rex S. Schuette              Senior Vice President and
-------------------------------------      Comptroller (Principal Accounting
           REX S. SCHUETTE                 Officer)

       /s/ Tenley E. Albright             Director
-------------------------------------
         TENLEY E. ALBRIGHT

         /s/ Joseph A. Baute              Director
-------------------------------------
           JOSEPH A. BAUTE

      /s/ I. MacAllister Booth            Director
-------------------------------------
        I. MACALLISTER BOOTH

              SIGNATURE                                   TITLE

       /s/ James I. Cash, Jr.             Director
-------------------------------------
         JAMES I. CASH, JR.

        /s/ Truman S. Casner              Director
-------------------------------------
          TRUMAN S. CASNER

       /s/ Nader F. Darehshori            Director
-------------------------------------
         NADER F. DAREHSHORI

                                          Director
-------------------------------------
         ARTHUR L. GOLDSTEIN

         /s/ Charles F. Kaye              Director
-------------------------------------
           CHARLES F. KAYE

        /s/ John M. Kucharski             Director
-------------------------------------
          JOHN M. KUCHARSKI

       /s/ Charles R. Lamantia            Director
-------------------------------------
         CHARLES R. LAMANTIA

         /s/ David B. Perini              Director
-------------------------------------
           DAVID B. PERINI

        /s/ Dennis J. Picard              Director
-------------------------------------
          DENNIS J. PICARD

                                          Director
-------------------------------------
             ALFRED POE

                                          Director
-------------------------------------
         BERNARD W. REZNICEK

         /s/ David A. Spina               Director
-------------------------------------
           DAVID A. SPINA

                                          Director
-------------------------------------
         ROBERT E. WEISSMAN

                                 EXHIBIT INDEX

NUMBER  DESCRIPTION                            METHOD OF FILING                       PAGE NO.
------  -----------                            ----------------                       --------
  2.1   Agreement and Plan of Merger dated as  Filed herewith
        of October 17, 1996, by and among
        State Street Boston Corporation, a
        wholly-owned subsidiary of State
        Street Boston Corporation, Princeton
        Financial Systems, Inc. and the
        Stockholders listed on the signature
        page thereto.
  4.1   State Street Boston Corporation's      Previously filed with the Securities
        Restated Articles of Organization, as  and Exchange Commission as Exhibit 3.1
        amended                                to Registrant's Annual Report on Form
                                               10-K for the year ended December 31,
                                               1995 and incorporated by reference
  4.2   State Street Boston Corporation's By-  Previously filed with the Securities
        Laws, as amended                       and Exchange Commission as Exhibit 3.2
                                               to Registrant's Annual Report on Form
                                               10-K for the year ended December 31,
                                               1995 and incorporated by reference
  4.3   Form of Common Stock Certificate       Previously filed with the Securities
                                               and Exchange Commission as Exhibit 4.3
                                               to the Registrant's Registration
                                               Statement on Form S-3 dated June 20,
                                               1995 and incorporated by reference
  4.4   Rights Agreement dated as of September Previously filed with the Securities
        15, 1988 between State Street Boston   and Exchange Commission as Exhibit 4
        Corporation and The First National     to Registrant's Current Report on Form
        Bank of Boston, Rights Agent           8-K dated September 30, 1988 and
                                               incorporated by reference
  4.5   Amendment to Rights Agreement dated as Previously filed with the Securities
        of September 20, 1990 between State    and Exchange Commission as Exhibit 4
        Street Boston Corporation and The      to Registrant's Quarterly Report on
        First National Bank of Boston, Rights  Form 10-Q for the quarter ended
        Agent                                  September 30, 1990 and incorporated by
                                               reference
  4.6   Registration Rights Agreement dated as Filed herewith
        of November 19, 1996 by and between
        State Street Boston Corporation, and
        the former shareholders of Princeton
        Financial Systems, Inc.
  5.1   Opinion of Ropes & Gray as to the      Filed herewith
        legality of the Common Stock
 15.1   Letter of Ernst & Young LLP re:        Filed herewith
        Unaudited Interim Financial
        Information
 23.1   Consent of Ropes & Gray                Filed herewith (included in Exhibit
                                               5.1)
 23.2   Consent of Ernst & Young LLP           Filed herewith